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                               CONSENT OF COUNSEL

                                AIM GROWTH SERIES

          We hereby consent to the use of our name and to the reference to our firm under the caption "Investment Advisory and Other Services - Other Service Providers - Counsel to the Trust" in the Statement of Additional Information for the retail and institutional classes of AIM Growth Series, which are included in Post-Effective Amendment No. 68 to the Registration Statement under the Securities Act of 1933, as amended (No. 002-57526), and Amendment No. 64 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-02699), on Form N-1A of AIM Growth Series.


                                        /s/ Stradley Ronon Stevens & Young, LLP
                                        ----------------------------------------
                                        Stradley Ronon Stevens & Young, LLP

Philadelphia, Pennsylvania
April 28, 2008